Exhibit 99.1

Welcome & Overview | Transparent Financial Framework | Strategic Framework for M&A / Integration | Connecting the Financial Landscape | Modernizing Data Solutions | Sales Transformation | Virtuous Cycle: Trading, Clearing, Information | NYSE: Leading Global Equity Markets & Data | Strategic Growth Through Innovation | Speaker Bios & Appendix

DIVERSE BUSINESS SUPPORTS SUSTAINABLE FINANCIAL MODEL

Data revenue model: mid to high single digits


M&A & Other ~10%
Pricing ~ 30%
New Customers / Geos ~ 20%
Increased Consumption ~ 20%
New Products ~ 20%

Revenues

Assumptions

- Stable economic environment
- Stable currency environment
- Stable regulatory environment

Trading & Clearing revenue growth driven by:

- Market volatility
- Open interest levels
- Customer growth

Low single digit expense growth

Compensation expense tied to pay for performance culture

Non-compensation expenses variable with revenue

Double-digit earnings growth

100% free cash flow, net of M&A, funds dividends and share repurchases

Leverage ratio supports investment grade rating

Refer to Appendix for ICE's 2017 financial guidance, initially provided on February 7, 2017

INTERCONTINENTAL EXCHANGE

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2 INTERCONTINENTAL EXCHANGE $116 $134 $161 $246 $691 $871 $1,978 $0 $500 $1,000 $1,500 $2,000 2010 2011 2012 2013 2014 2015 2016 ICE Data Services Revenue Pricing & Analytics Exchange Data Desktops & Connectivity • In 1Q17, data revenues were 45% of consolidated revenues, increasing ICE’s recurring revenue streams • Positioned in key growth areas: Serving global financial and commodities markets, risk management and tech infrastructure to support demand for increasing amounts and types of data • ICE d ata revenues on track to grow at least 6% y/y in constant currency for FY 2017 (1) 1 Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2016, wh ich was 1.3603 and 1.1075, respectively. On a GAAP basis, data revenue is expected to grow approximately 5 % for FY 2017. 2 2015 figures reflect proforma results which include Interactive Data Corporation and Trayport as if we owned them during 2015. 2015 proforma results are available in the Investor Section of our website. $ 1,843 (2) Pro Forma for 2015 Acquisitions DIVERSE, GLOBAL & PROPRIETARY DATA SERVICES ($M) +7% y/y M&A & Other ~15% Pricing ~30% New Customers / Geographies ~10% Increased Consumption ~25% New Products ~20% Annual growth drivers by contribution % Welcome & Overview Transparent Financial Framework Strategic Framework for M&A / Integration Connecting the Financial Landscape Modernizing Data Solutions Sales Transformation Virtuous Cycle: Trading, Clearing, Information NYSE: Leading Global Equity Markets & Data Strategic Growth Through Innovation Speaker Bios & Appendix

Welcome & Overview | Transparent Financial Framework | Strategic Framework for M&A / Integration | Connecting the Financial Landscape | Modernizing Data Solutions | Sales Transformation | Virtuous Cycle: Trading, Clearing, Information | NYSE: Leading Global Equity Markets & Data | Strategic Growth Through Innovation | Speaker Bios & Appendix

2017 GUIDANCE

Metric	2017 Guidance
Data Revenue	• At least 6% (1); constant currency
Adj. Expenses	• $1.94 - $1.98 (2) billion • Flat year-over-year • **Expense Synergies:** ~$60 million
Other Income Statement	• **Interest Expense:** ~$44 - $45 million per quarter • **Effective Tax Rate:** 28% - 31% • **Weighted Average Shares Outstanding:** 590 – 600 million shares for the full year
Capital Expenditures	• $280 - $300 million • Real estate capex of $40 - $45 million
Free Cash Flow	• Return 100% to shareholders (3) – $1 billion + total capital return

[1] Net Revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2016, which was 1.3603 and 1.1075, respectively. On a GAAP basis, data revenue is expected to grow approximately 5%.
[2] 2017 Non-GAAP operating expenses exclude amortization of acquisition-related intangibles of ~$262M.
[3] Net of M&A

INTERCONTINENTAL EXCHANGE
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